Exhibit 10.2
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH TRANSFER OR AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.
CONVERTIBLE PROMISSORY NOTE

$	Issuance Date: October 29, 2007
     FOR VALUE RECEIVED, the undersigned, Tri-Isthmus Group, Inc., a Delaware corporation (“TISG”), Surgical Center Acquisition Holdings, Inc., a Nevada corporation, Del Mar Acquisition, Inc., a Nevada corporation, Del Mar GenPar, Inc., a Nevada corporation, Point Loma Acquisition, Inc., a Nevada corporation, and Point Loma GenPar, Inc., a Nevada corporation (each, a “Maker” and collectively, the “Makers”), jointly promise to pay to the order of                                                              (“Holder”), in lawful money of the United States of America without set-off, demand, deduction or counterclaim, the aggregate principal amount of                                                              (the “Principal”) when due, upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) together with interest (“Interest”) at a rate equal to sixteen percent (16%) per annum (based on a 365-day year and charged on the basis of actual days elapsed, the “Interest Rate”) from the date set out above as the Issuance Date (the “Issuance Date”) until the Principal becomes due and payable, whether upon the Maturity Date, or such other date by acceleration or otherwise in accordance with the terms hereof. This Convertible Promissory Note (this “Note”) may not be sold, assigned, transferred or otherwise conveyed by the Holder; provided, however, that notwithstanding the foregoing, this Note may be sold, assigned, transferred or conveyed (i) to an affiliate of the Holder for estate planning purposes, or (ii) after the occurrence of an Event of Default hereunder. Any such sale, assignment, transfer or conveyance shall be subject to compliance with all applicable securities laws. Certain capitalized terms used herein are defined in Section 19.
     1. Payments of Principal. On the Maturity Date, the Makers shall pay to the Holder the unpaid Principal of this Note, together with accrued and unpaid Interest. The “Maturity Date” shall be April 29, 2008, unless (a) extended at the option of the Makers pursuant to the terms of Section 3, or (b) accelerated by the Holder or Makers in accordance with the terms hereof.
     2. Interest; Interest Rate. Interest on this Note shall commence accruing on the Issuance Date and shall be payable in arrears on a monthly basis on the first day of the succeeding month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date, or such other date on which the entire amount of the Principal is repaid (each, an “Interest Date”). Interest shall be payable on each Interest Date to the Holder.

Interest accrues at the Interest Rate on all outstanding unpaid Principal owed under this Note and all accrued Interest is payable on each Interest Date. If Interest is not paid when due, it shall thereafter bear like interest as the Principal.
          3. Maturity Date Extension. The Maturity Date of this Note is subject to one (1) three (3)-month extension at the Makers’ option, in which case the Maturity Date will be extended to July 29, 2008. The Makers may exercise this option by delivering to Holder a written notice of the election to extend the Maturity Date executed by TISG on behalf of all Makers, delivered at least ten (10) days before the original Maturity Date of April 29, 2008. In the event the Makers elect to extend the Maturity Date, upon the exercise of the extension TISG will issue Holder a warrant, in the form of Exhibit “A” attached hereto, to purchase                                                              restricted shares of Common Stock at a price of $0.50 per share.
          4. Repayment by the Makers. The Makers may, from time to time, upon not less than ten (10) days’ prior written notice to Holder, prepay all or any portion of the Principal or Interest of this Note to the Holder without premium or penalty.
          5. Conversion.
         (a) Conversion. At any time and from time to time prior to the payment of this Note in full, the Holder may convert all or any portion of the entire unpaid Principal and any unpaid accrued Interest at the date upon which the conversion is to be effected (the “Conversion Date”) into a number of shares of Common Stock (excluding fractional shares) as Conversion Shares determined by dividing the sum of the unpaid Principal and unpaid accrued Interest to be converted at the Conversion Date by the Conversion Price in effect at the Conversion Date.
         (b) Conversion Price. The initial Conversion Price shall be U.S.$0.35. In the event that TISG issues or sells (or is deemed, pursuant to this Section 5(b), to have issued or sold) shares of Common Stock, or securities convertible, exercisable or exchangeable into shares of Common Stock (each such transaction or event referred to herein as an “Adjustment Event”), during such time as the Note remains unpaid, other than (i) upon exercise or conversion of any option, warrant or other convertible security outstanding as of the date hereof; (ii) a sale of TISG 5-A Preferred Stock, (iii) an offering of options to employees, the Conversion Price will be adjusted downward to the lowest Effective Price (as defined below) per share that TISG has sold the Common Stock during the period from the Issuance Date through the Conversion Date, until all of the Principal and Interest have been converted at such new Conversion Price, or the Note shall have been repaid. By way of clarification, (1) none of the transactions or events described in clauses (i), (ii), and (iii) of the previous sentence shall constitute an Adjustment Event; and (2) the execution by TISG of this Note, the Warrants, the Ciabattoni Note, the Ciabattoni Warrants, the SMP Note, the SMP Warrants, the Spector Note, and the Spector Warrants shall not constitute an Adjustment Event.
     (i) For the purpose of making any adjustment required under this Section 5(b), the consideration received by TISG for any issue or sale of securities shall: (A) to the extent it consists of cash be computed at the amount of cash
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received by TISG, (B) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by TISG’s Board of Directors, and (C) if shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of TISG for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by TISG’s Board of Directors to be allocable to such shares of Common Stock, Convertible Securities or rights or options.
     (ii) For the purpose of the adjustment required under this Section 5(b), if TISG issues or sells any rights or options for the purchase of, or stock or other securities convertible, exercisable or exchangeable into, shares of Common Stock (such convertible stock or securities being hereinafter referred to as “Convertible Securities”), then in each case TISG shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by TISG for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to TISG upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to TISG (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by TISG upon such exercise, plus the consideration, if any, actually received by TISG for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by TISG (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.
     (iii) The “Effective Price” of shares of Common Stock issued or sold, or deemed to have been issued or sold pursuant to this Section 5(b), shall mean the
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quotient determined by dividing the total number of shares of Common Stock issued or sold, or deemed to have been issued or sold by TISG under this Section 5(b), into the aggregate consideration received, or deemed to have been received by TISG for such issuance or sale under this Section 5(b) for such shares of Common Stock.
     (iv) Upon the occurrence of each adjustment or readjustment of the Conversion Price, TISG at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
     (v) TISG shall give at least twenty (20) days’ prior written notice to Holder of any Adjustment Event (“Adjustment Notice”). Holder shall have the option to elect, by written notice to TISG within ten (10) days of Holder’s receipt of the Adjustment Notice, whether Holder (a) desires to have the Conversion Price reduced in connection with such Adjustment Event pursuant to the provisions of this Section 5(b), or (b) alternatively, desires to purchase its “Pro Rata Share” (as defined below) of the Common Stock and/or Convertible Securities offered or issued by TISG in the Adjustment Event. If Holder notifies TISG within such ten (10) day period that Holder wishes to so purchase its Pro Rata Share of such Common Stock and/or Convertible Securities, Holder shall have the right to purchase its Pro Rata Share of such Common Stock and/or Convertible Securities, for the same price per share (if any) of Common Stock or per unit of Convertible Securities as paid by the other investors in the Adjustment Event. As used herein, “Pro Rata Share” will be such number of shares of Common Stock and/or Convertible Securities determined by multiplying the total number of shares of Common Stock and/or units of Convertible Securities to be issued or sold in the Adjustment Event by a fraction, the numerator of which is the number of shares of Common Stock (assuming exercise, conversion or exchange of all Convertible Securities) then held by Holder, and the denominator of which is the number of shares of Common Stock (assuming exercise, conversion or exchange of all Convertible Securities) of TISG then outstanding. If Holder does not give any notice to TISG within such ten (10) day period, Holder shall be deemed to have elected to cause the Conversion Price to be reduced as a result of such Adjustment Event in accordance with the provisions of this Section 5(b).
     (c) Conversion Procedure. Holder may exercise its conversion right hereunder by delivering a written notice to TISG (the “Conversion Notice”) specifying the Conversion Date (being no earlier than three (3) business days after the date on which the Conversion Notice is considered delivered), the amount of Principal and Interest of this Note to be converted, and the number of shares of Common Stock which shall be issued to Holder upon such conversion. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to TISG unless the all Principal of and accrued Interest on this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal and Interest amount of this Note in
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an amount equal to the applicable amounts thereof being converted. The Holder and TISG shall maintain records showing the Principal and Interest amounts converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. As soon as practicable after the Conversion Date, TISG will issue a certificate to Holder evidencing the number of Conversion Shares into which this Note has been converted.
     (d) Fractional Shares. If any fractional Conversion Shares would, except for the provisions hereof, be issuable upon conversion of this Note, TISG, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to such fraction multiplied by the Conversion Price as of the Conversion Date.
     (e) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Upon any recapitalization, reorganization, reclassification, consolidation, merger, or sale of all or substantially all of TISG’s assets or other similar transaction, which in any such case is effected in such a manner that TISG’s holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for their Common Stock (each, an “Organic Change”), the Makers shall make appropriate provision to insure that Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares specified in this Section 5 theretofore issuable upon conversion of the Principal balance of this Note and any unpaid accrued Interest, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if Holder had converted this Note immediately prior to such Organic Change) with respect to or in exchange for the Conversion Shares.
     (f) Subdivision or Combination of Common Stock. If TISG at any time divides or subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such division, subdivision or capitalization shall be proportionately reduced, and if TISG at any time combines or consolidates (by reverse stock split or otherwise) the Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.
     (g) Certain Dividends and Distributions. If TISG at any time pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such event.
     (h) Reservation of Stock Issuable Upon Conversion. TISG shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued shares of Common Stock
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shall not be sufficient to effect the conversion of this Note, TISG will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to TISG’s Certificate of Incorporation.
     (i) Valid Issue. TISG shall ensure that all Conversion Shares issued pursuant to this Section 5, if any, will be duly and validly issued, fully paid and non-assessable, and free and clear of all encumbrances, liens, mortgages and any other rights of third parties whatsoever.
     6. Covenants.
     (a) Incidental Registration. Commencing immediately after the Issuance Date, if TISG determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to TISG’s existing stockholders) on any form that would also permit the registration of the offer and resale of the Conversion Shares, upon conversion, and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of the offer and sale of its Common Stock to be sold for cash, at each such time TISG shall promptly give Holder written notice of such determination setting forth the date on which TISG proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising Holder of its right to have Conversion Shares (and the shares of Common Stock issuable upon exercise of the Warrants) included in such registration. Upon the written request of Holder received by TISG no later than twenty (20) days after the date of TISG’s notice, TISG shall use commercially reasonable efforts to cause to be registered under the Securities Act all of the Conversion Shares (and all of the Shares of Common Stock issuable upon exercise of the Warrants) that Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, TISG), the total amount of such securities to be so registered, including such Conversion Shares, will exceed the maximum amount of TISG’s securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Conversion Shares to be offered for the account of Holder shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as TISG, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holder than the fraction of similar reductions imposed on such other Persons other than TISG over the amount of securities they intended to offer.
     (b) Call Right on Equity Financing. In the event that any Maker completes an equity financing for the account of such Maker, and the aggregate gross proceeds to such Maker (considered together with the aggregate gross proceeds of any other equity
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financing for the account of any Maker after the date hereof) exceeds Five Million Dollars ($5,000,000), the Holder may, at its option, declare by written notice to the Makers the unpaid Principal of the Note (together with all accrued Interest thereon) to be immediately due and payable, and, in such event, the Makers shall immediately pay to the Holder all amounts due and payable with respect to this Note. The Holder agrees that it shall not exercise its rights right of conversion pursuant to Section 5 of this Note for a period of ten (10) days after Holder declares this Note due and payable pursuant to this Section 6(b). However, if this Note has not been paid in full during such ten (10) day period, Holder shall have again have the right to exercise its rights of conversion pursuant to Section 5 of this Note. Such conversion rights shall be in addition to, and not in lieu of, any other remedies available to Holder at law or at equity.
     (c) Incurrence of Indebtedness. Beginning on the Issuance Date of this Note, and continuing for so long as this Note is outstanding, the Makers shall not incur or guarantee, assume or suffer to exist any Indebtedness, other than the Indebtedness evidenced by this Note and the Permitted Indebtedness, without the consent of the Holder, which will not be unreasonably withheld, delayed or conditioned.
     (d) Asset Sales. The Makers shall not, directly or indirectly, consummate any Asset Sale without the prior consent of Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Makers may consummate sales of assets or equity interests to other Makers.
     (e) Use of Proceeds. The Makers will use amounts received from Holder pursuant to this Note for general corporate purposes.
     7. Default
     (a) Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:
     (i) Failure to Pay. The Makers shall fail to pay (i) when due any Principal or Interest payment hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of TISG’s receipt of Holder’s written notice to the Makers of such failure to pay.
     (ii) Voluntary Bankruptcy or Insolvency Proceedings. TISG shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its
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property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing.
     (iii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of TISG or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to TISG or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.
     (iv) Covenant Compliance. Any Maker shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within five (5) days after notice of such default sent by the Holder.
     (v) Representations and Warranties. Any representation or warranty of any Maker made herein shall be untrue or incorrect in any material respect as of the date hereof.
     (b) Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default described in Section 7(a)(i), (iv) or (v) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Makers, declare all outstanding Principal and Interest obligations payable by Makers hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 7(a)(ii) or (iii), immediately and without notice, all outstanding Principal and Interest obligations payable by Makers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereby or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
     8. Reissuance of This Note.
     (a) Lost, Stolen or Mutilated Note. Upon receipt by TISG of evidence reasonably satisfactory to TISG of the loss, theft, destruction or mutilation of this Note, an affidavit from Holder to such effect, an indemnity in form and substance reasonably acceptable to TISG and, in the case of mutilation, upon surrender and cancellation of this Note, the Makers shall execute and deliver to the Holder a new Note (in accordance with Section 8(b)) representing the outstanding Principal.
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     (b) Issuance of New Notes. Whenever the Makers are required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note.
     9. Representations and Warranties. In order to induce the Holder to advance the funds represented by this Note to Makers, each Maker, jointly, hereby makes each of the following representations and warranties to Holder:
     a) Each Maker (i) is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the State of its organization or incorporation; (ii) has the necessary power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage; (iii) has the necessary power, authority and legal right to execute and deliver this Note (and, in the case of TISG, the Warrants) and to perform its obligations hereunder and thereunder; (iv) has taken all necessary action to authorize the execution, delivery and performance by such Maker of this Note (and, in the case of TISG, the Warrants); and (v) has duly executed and delivered this Note (and, in the case of TISG, the Warrants).
     b) This Note (and, in the case of TISG, the Warrants) constitutes a legal, valid and binding obligation of each Maker enforceable against each Maker in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     c) None of the execution, delivery or performance by any Maker of this Note (and/or, in the case of TISG, the Warrants), the compliance by each Maker with the terms and provisions hereof and thereof, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with, violate or contravene any provision of any applicable law; (ii) conflict with the articles of incorporation, articles of organization, bylaws, limited liability company agreement, operating agreement or other charter or organizational document of any Maker; (iii) conflict with or result in the breach of any provision of any agreement or instrument to which any Maker is a party or by which any Maker or any of their properties or assets are bound; or (iv) constitute a default under any such agreement or instrument.
     10. Remedies, Characterizations and Other Obligations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by a Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).
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     11. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of a Maker or other proceedings affecting Makers’ creditors’ rights and involving a claim under this Note, then the Makers shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.
     12. Construction; Headings. This Note shall be deemed to be jointly drafted by the Makers and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
     13. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     14. Notices; Payments.
     (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be in writing and will be deemed given (a) when delivered personally; (b) on the fifth (5th) business day after being mailed by certified mail, return receipt requested; (c) the next business day after delivery to a recognized overnight courier; or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the party to which such notice is to be given at the addresses or facsimile numbers set forth below (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision).

if to the Makers to:	with copies (which will not constitute notice) to:

Tri-Isthmus Group, Inc. (Notice to TISG	Hughes & Luce, LLP
will constitute notice to all Makers.)	1717 Main Street, Suite 2800
149 South Barrington Avenue, Suite 808	Dallas, Texas 75201
Los Angeles, California 90049	Attention: I. Bobby Majumder
Attention: CEO	Telecopy: (214) 939-5849

if to the Holder:
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     (b) Payments. Whenever any payment of cash is to be made by the Makers to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of a Maker and sent via overnight courier service to such Person at such address as previously provided to TISG in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing TISG with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.
     15. Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full in cash, this Note shall automatically be deemed canceled, shall be surrendered to TISG for cancellation and shall not be reissued.
     16. Governing Law; Jurisdiction. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Without limiting the generality of the foregoing, the parties agree that the interest rate provisions of this Note shall be governed by Section 2301 of the Delaware Commerce and Trade Code (Title 6, Subtitle II, Chapter 23 of Delaware Codes). Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Note must be brought in the state and federal courts located in Los Angeles County, California. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Note in any other court.
     17. Usury. Notwithstanding anything to the contrary set forth herein, in no event shall amounts paid hereunder exceed the highest rate permitted under applicable usury laws. If any amounts collected by Holder hereunder exceed such rate, said excess amounts shall be applied to the reduction of the unpaid Principal balance under this Note and not to the payment of Interest, or, if such excess amounts exceed the unpaid balance of Principal under this Note, such excess amounts shall be refunded to the Makers.
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     18. Certain Waivers. All persons now or hereafter liable for payment of the Principal due under this Note, or any part hereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for the payment of all or any part of the outstanding balance under this Note may be extended without releasing or otherwise affecting their liability on this Note or any security securing this Note.
     19. Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:
     (a) “Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business.
     (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.
     (c) “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
     (d) “Ciabattoni Note” means that certain Convertible Promissory Note of even date herewith executed by Makers in favor of Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust dated August 17, 2000.
     (e) “Ciabattoni Warrants” means those certain Warrants to Purchase Shares of Common Stock of even date herewith executed by TISG in favor of Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust dated August 17, 2000.
     (f) “Common Stock” shall mean the common stock of TISG, par value $0.01 per share.
     (g) “Conversion Shares” means those shares of Common Stock into which this Note may be converted by Holder; provided that if there is an Organic Change, then the term “Conversion Shares” shall mean the stock, securities and assets issuable upon conversion of this Note.
     (h) “GAAP” means United States generally accepted accounting principles, consistently applied.
     (l) “Indebtedness” means, any indebtedness (excluding accrued expenses and trade payables), whether or not contingent:
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (iii) in respect of banker’s acceptances;
     (iv) representing Capital Lease Obligations; or
Promissory Note – Page 12

     (v) representing the balance deferred and unpaid of the purchase price of any property or services due more than six (6) months after such property is acquired or such services are completed, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the Maker prepared in accordance with GAAP.
     (m) “Permitted Indebtedness” means (i) any Indebtedness of a Maker created in the ordinary course of business; (ii) Indebtedness of a Maker outstanding as of the Issuance Date and the refinancing, renewal or extension thereof; (iii) guarantees of loans from Rural Hospital Acquisition, LLC (“RHA”) in the amount $750,000 in connection with TISG’s acquisition of a membership interest in RHA; and (iv) the Ciabattoni Note, the SMP Note, and the Spector Note.
     (n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
     (o) “SMP Note” means that certain Convertible Promissory Note of even date herewith executed by Makers in favor of SMP Investments I, LLC.
     (p) “SMP Warrants” means those certain Warrants to Purchase Shares of Common Stock of even date herewith executed by TISG in favor of SMP Investments I, LLC.
     (q) “Spector Note” means that certain Convertible Promissory Note of even date herewith executed by Makers in favor of Steven M. Spector.
     (r) “Spector Warrants” means those certain Warrants to Purchase Shares of Common Stock of even date herewith executed by TISG in favor of Steven M. Spector.
     (s) “Warrants” means those certain Warrants to Purchase Shares of Common Stock of even date herewith executed by TISG in favor of Holder.
Promissory Note – Page 13

     IN WITNESS WHEREOF, the Makers have caused this Note to be duly executed as of the Issuance Date set out above.

MAKERS:

TRI-ISTHMUS GROUP, INC.	DEL MAR GENPAR, INC.

By:	By:
Name:	Name:
Title:	Title:

SURGICAL CENTER ACQUISITION HOLDINGS, INC.	POINT LOMA ACQUISITION, INC.

By:	By:
Name:	Name:
Title:	Title:

DEL MAR ACQUISITION, INC.	POINT LOMA GENPAR, INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit A – Form of Warrant
[See attached]